Exhibit 99.3
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BUILDERS FIRSTSOURCE, INC.	:	CONSOLIDATED
SHAREHOLDERS AND DERIVATIVE LITIGATION	:	C.A. NO. 4900-VCS

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
PROPOSED CLASS ACTION DETERMINATION,
PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF BUILDERS FIRSTSOURCE, INC. (“BUILDERS” OR “THE COMPANY”) COMMON STOCK AT ANY TIME DURING THE PERIOD BEGINNING ON AND INCLUDING APRIL 15, 2009 THROUGH AND INCLUDING THE DATE OF THE CONSUMMATION OF THE RECAPITALIZATION (AS DEFINED HEREIN)
PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).
IF YOU HELD THE COMMON STOCK OF BUILDERS FIRSTSOURCE, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
I. PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Action” or the “Litigation”) pending in the Court of Chancery of the State of Delaware (the “Court”). This Notice also informs you of the Court’s certification of a Class (as defined below) for purposes of the Settlement, and notifies you of your right to participate in a hearing to be held on December 23, 2009 at 12:30 p.m., before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class, to determine whether Ravenswood Investment Company, L.L.P., Ravenswood Investments III, L.P., and Robotti & Company

Advisors (“Co-Lead Plaintiffs”) and their counsel have adequately represented the interests of the Class in the Action, and to consider other matters, including a request by counsel for Plaintiffs for an award of attorneys’ fees and reimbursement of expenses.
     The Court has determined that the Action shall be preliminarily maintained as a non-opt-out class action under Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), by the Co-Lead Plaintiffs as Class representatives, on behalf of a class consisting of all persons or entities who held shares of Builders common stock, either of record or beneficially, other than the Defendants (as defined below), their subsidiary companies, affiliates, and members of their immediate families, as the case may be, at any time between April 15, 2009, and the date of the consummation of the Recapitalization. At the Settlement Hearing, among other things, the Court will consider whether the Class should be certified pursuant to Court of Chancery Rule 23 and whether Co-Lead Plaintiffs and Plaintiffs’ counsel have adequately represented the Class.
     This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.
     If the Court approves the Settlement, the parties to the Action will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice on the merits.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II. BACKGROUND OF THE ACTION
     The Action arises out of a proposal Builders received on August 31, 2009 from JLL Partners Fund V, L.P. (“JLL Fund V”) (JLL Fund V, together with Building Products, LLC, JLL

Partners, Inc., JWP LLC, JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., Paul S. Levy, Ramsey A. Frank, and Brett N. Milgrim, are defined herein as the “JLL Defendants”) and Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”) (Warburg Pincus, together with Warburg Pincus LLC, Warburg Pincus IX LLC, Warburg Pincus Partners LLC, Kevin J. Kruse, Michael Graff, and David A. Barr, are defined herein as the “Warburg Defendants”) pursuant to which Builders would be recapitalized (the “Proposed Recapitalization”).
     Previously, between April 15, 2009 and May 15, 2009, JLL Fund V had purchased approximately $98 million in aggregate principal amount of second priority senior secured floating rate notes due 2012 (the “Notes”) of Builders through open market purchases, and on August 31, 2009, Warburg Pincus acquired 50% of the membership interests in JWP LLC, a Delaware limited liability company (“JWP LLC”) through which JLL Fund V then held such Notes (the “Notes Purchase”).
     The Proposed Recapitalization contemplated that, among other things, the Notes held by JWP LLC would be exchanged for the Company’s Common Stock at a conversion price of $2.00 per share, all other holders of Notes would be offered the opportunity to exchange their Notes for Common Stock, new notes or any combination thereof, the Company would issue to all stockholders rights to purchase up to an aggregate of $75 million of the Company’s Common Stock at a subscription price of $2.00 per share, and JLL Fund V and Warburg Pincus would agree to purchase all shares of Common Stock not subscribed for in the rights offering, and receive a fee for such commitment of $4.5 million payable in Common Stock, valued at $2.00 per share.
     On August 31, 2009, the Company’s Common Stock closed at a price of $7.69 and on September 1, 2009, it closed at a price of $4.98.

     The board of directors of Builders formed a special committee of its independent directors (the “Special Committee”) consisting of Robert C. Griffin, Cleveland A. Christophe, and Craig A. Steinke (the “Special Committee Defendants”) to evaluate the Proposed Recapitalization and any alternative transaction.
     The Special Committee engaged independent legal counsel and financial advisors to evaluate the Proposed Recapitalization and engaged in discussions with representatives of JLL Fund V and Warburg Pincus and the holders of outstanding Notes regarding the Proposed Recapitalization.
     On September 4, 2009, Co-Lead Plaintiffs’ counsel in the Action (“Lead Counsel”) contacted counsel for JLL Fund V and Warburg Pincus and raised objection to the Proposed Recapitalization, and counsel for JLL Fund V and Warburg Pincus suggested that Lead Counsel raise their objections with counsel for the Special Committee. Thereafter, Lead Counsel contacted the Special Committee and discussed with the Special Committee’s legal and financial advisors the economic terms of the Proposed Recapitalization and objections thereto, as well as alternative terms for a recapitalization of the Company that Co-Lead Plaintiffs would consider fair.
     Between September 10, 2009 and September 15, 2009, four putative shareholder class and/or derivative actions were filed in the Court: Pinto v. Levy, et al., Builders FirstSource, C.A. No. 4884-VCS, Astrino v. Levy, et al., Builders FirstSource, C.A. No. 4887-VCS, Coppney v. Builders FirstSource, Inc., et al., C.A. No. 4897-VCS, and Ravenswood Investment Co., L.P. v Building Products, LLC, et al., C.A. No. 4900-VCS. The lawsuits were brought against some or all of the Company, the Special Committee Defendants, the JLL Defendants, the Warburg Defendants, and the Company’s Chief Executive Officer, Floyd F. Sherman (“Sherman”)

alleging that various defendants breached their fiduciary duties and/or aided and abetted alleged breaches of fiduciary duty in connection with the Notes Purchase and the Proposed Recapitalization, in which the plaintiffs generally sought declaratory relief that the defendants had breached their fiduciary duties, injunctive relief to prevent such breaches, damages, and/or fees and expenses.
     On September 18, 2009, the Court consolidated the four actions under the caption in this Action, In re: Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS, and appointed Ravenswood Investment Company, L.L.P., Ravenswood Investments III, L.P., and Robotti & Company Advisors as Co-Lead Plaintiffs, the law firm of Grant & Eisenhofer, P.A. as Plaintiffs’ Lead Counsel and the law firms of Barrack Rodos & Bacine and Wolf Popper LLP as Plaintiffs’ Executive Committee. The Court designated Co-Lead Plaintiffs’ complaint as the operative complaint in the Action.
     On September 30, 2009, a complaint was filed by individual stockholders captioned Rodriguez and Dougherty v. Sherman, et al., C.A. No. 4932-VCS, which alleged substantially similar claims to that of the consolidated action (the “Rodriguez Action”). Upon stipulation among all parties to the Action and the Rodriguez Action, the Court issued an Order, dated October 30, 2009 consolidating the Rodriguez Action into the Action, continuing the Action under the caption In re: Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS and continuing the same Lead Plaintiff and Lead Counsel structure. (Together, the plaintiffs in the constituent actions are referred to as “Plaintiffs.”)
     In October, 2009, Co-Lead Plaintiffs served discovery requests on the JLL Defendants and the Warburg Defendants, including document requests, interrogatories and requests to admit.

     On October 13, 2009, the Company received a revised proposal from JLL Fund V and Warburg Pincus in the form of a draft non-binding term sheet (the “October 13 Term Sheet”).
     Pursuant to the October 13 Term Sheet, Builders would be recapitalized (the “Recapitalization”). The Recapitalization provides, among other things: (1) the ability of all stockholders to participate in the rights offering on a pro rata basis; (2) the ability of all holders of Notes who are accredited investors to participate in a debt exchange on a pro rata basis; and (3) a price for both the rights offering and the exchange offering of $3.50 per share.
     Throughout the week from October 13, 2009 through October 20, 2009, Co-Lead Plaintiffs together with other institutional investors who own large quantities of Builders’ Common Stock held discussions with representatives of the Special Committee, JLL Fund V and Warburg Pincus and reviewed confidential information of the Company.
     On October 19, 2009, Plaintiffs’ Lead Counsel, Co-Lead Plaintiffs and another substantial holder of Builders’ Common Stock held further discussions with the Special Committee, its advisors and advisors to JLL Fund V and Warburg Pincus regarding the Recapitalization.
     A final term sheet, a copy of which is attached to this Notice as Exhibit 1 (the “Term Sheet”), was negotiated pursuant to which Builders would be recapitalized.
     On October 23, 2009, following extensive arm’s-length settlement negotiations, Plaintiffs’ Lead Counsel and counsel for the Company, the Special Committee Defendants, the JLL Defendants, the Warburg Defendants, and Sherman (“Defendants”) entered into a Memorandum of Understanding (the “MOU”) setting forth an agreement-in-principle to resolve the Action on the terms and conditions set forth therein, which are described below (the “Settlement”).

     In connection with the Recapitalization, on October 23, 2009, the Company entered into an Investment Agreement with JLL Fund V and Warburg Pincus (the “Investment Agreement”), pursuant to which, JLL Fund V and Warburg Pincus have severally agreed to, among other things: (i) purchase from the Company at the subscription price of $3.50 per share unsubscribed shares of Common Stock such that gross proceeds of the rights offering that the Company expects to conduct in connection with the Recapitalization (the “Rights Offering”) will be no less than $75.0 million; and (ii) exchange up to $48.909 million aggregate principal amount of Notes held indirectly by each of them in a debt exchange and, to the extent gross proceeds of the Rights Offering are less than $205.0 million, to exchange such Notes for shares of Common Stock at an exchange price equal to the Rights Offering subscription price, subject to proration from the participation of other holders of Notes who submit their Notes for exchange into Common Stock not subscribed for through the exercise of rights in the Rights Offering.
     In connection with the Recapitalization, on October 23, 2009, the Company also entered into a Support Agreement with certain holders of the outstanding Notes (the “Support Agreement”), pursuant to which each such holder has agreed to, among other things, submit for exchange all Notes held by it in a debt exchange for the outstanding Notes that the Company expects to conduct in connection with the Recapitalization and deliver consents with respect to all Notes held by such holder to certain proposed amendments to the indenture governing the Notes.
     On October 23, 2009, the Company also announced the Recapitalization; that same day, counsel in the Action informed the Court that the parties to the Action had entered into the MOU.

     On November 5, 2009, the parties to the Action entered into a Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”) that, among other things, memorialized the terms of the MOU. On November 5, 2009, the parties submitted the Stipulation to the Court, which resulted in the Court entering a scheduling order (the “Scheduling Order”) on November 6, 2009 that preliminarily, for purposes of the Settlement only, certified the Class.
III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT
     In consideration for the Settlement (including any claim for attorneys’ fees in connection with the Action) and the release of all Released Claims (see Section IV below):
          A. The JLL Defendants, the Warburg Defendants, and the Company will proceed with and have entered into definitive agreements providing for the Recapitalization on terms consistent with the Term Sheet (Exhibit A hereto).
          B. The consummation of the transaction contemplated by the Term Sheet is conditioned upon Final Court Approval of this Settlement.
          C. Upon Final Court Approval of the Settlement, the Company’s Board of Directors will form a nominating committee comprised solely of independent directors who will consider, among other things, nominations of candidates for the Board of Directors submitted by significant stockholders of the Company.
     If you are a Class member, you will be bound by any judgment entered in the Litigation whether or not you actually receive this Notice. You may not opt out of the Class.
IV. RELEASES
     The Stipulation provides that (a) pursuant to Court of Chancery Rule 23, for good and valuable consideration, that the Action shall be dismissed on the merits with prejudice as to all Defendants and against all members of the Class, and (b) any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted in the Action, or in any court, tribunal or proceeding (including but not limited to any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of the Plaintiffs or any member of the Class, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against each of the Defendants or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, stockholders, partners, members, principals, representatives, employees, attorneys, financial or investment advisors, insurers, co-insurers, re-insurers, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, investors, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”) which have arisen out of the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions set forth in or otherwise related to the allegations in the Action, including without limitation, the Notes Purchase, the Proposed Recapitalization, the Recapitalization, the Investment Agreement, the Support Agreement, and the transactions contemplated therein (collectively, the “Released Claims”), shall, individually and collectively, be fully, finally, and forever released, relinquished and discharged other than enforcement of the terms of the settlement.
     Defendants and any and all Released Persons, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, and each of them, completely, fully, finally, and forever release, relinquish, and discharge Co-Lead Plaintiffs, all Class members, and all Plaintiffs’ Counsel from any and all claims arising out of or relating to their filing, prosecution or settlement of the Action; provided, however, that the release shall not include the right of the Defendants to enforce the terms of the Settlement.
     If the Settlement becomes final, the release of Released Claims will extend to claims that any Releasing Person may not know or suspect to exist at the time of the release, including those which, if known, might have affected the Releasing Person’s decision to enter into this release or whether or how to object to the Court’s approval of the Settlement or to attempt to exclude themselves from the Class (“Unknown Claims”). The Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the release set forth above. In particular, the Releasing Persons shall be deemed by operation of law to have relinquished to the full extent permitted by law, the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In addition, the Releasing Persons shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The parties shall not concede that any law, other than the law of the State of Delaware, is applicable to this Stipulation or the release of the Released Claims. The Releasing Persons acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. Plaintiffs in the Action acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Released Claims,” and that such inclusion was separately bargained for and was a key element of this Settlement and was relied upon by each and all of the Released Persons in entering into this Settlement.
V. REASONS FOR THE SETTLEMENT
     Co-Lead Plaintiffs and Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Action, as known by Co-Lead Plaintiffs and Lead Counsel to date, including conducting confirmatory discovery (which included analyzing hundreds of pages of documents produced by the JLL Defendants, the Warburg Defendants, Builders and the Special Committee’s financial advisors), participating in discussions among Lead Counsel, Co-Lead Plaintiffs, another substantial holder of Builders common stock, the Special Committee, JLL Fund V and Warburg Pincus and their respective representatives and advisors, analyzing confidential documents provided during the week from October 13, 2009 through October 20, 2009, and analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, Plaintiffs in this Action have decided to enter into the Stipulation and settle the Action, after taking into account, among other things, (1) the substantial benefits to members of the Class from the litigation of the Action, the Recapitalization, and the Settlement; (2) the risks of continued litigation in this Action; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of the Class and will result in a material benefit to them.
     Defendants in the Action have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that they complied with their fiduciary and other legal duties, and are entering into the Stipulation solely because the Settlement will eliminate the burden and expense of further litigation.
VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
     Co-Lead Plaintiffs and Lead Counsel intend to petition the Court for an award of $2,400,000 (Two Million Four Hundred Thousand Dollars) for attorneys’ fees plus actual out-of-pocket expenses (including costs and disbursements, but excluding any expert witness fees) in connection with this Action, not to exceed $100,000. Defendants agree not to oppose any such petition. The Company or its successor entity, on behalf of and for the benefit of itself and the other Defendants in this Action, agrees to pay any final award of fees and expenses by the Court.
VII. CLASS ACTION DETERMINATION
     The Court has ordered that the Action shall be preliminarily maintained as a class action by the named Co-Lead Plaintiffs as Class representatives, pursuant to Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), with the Class defined as set forth above.

     Inquiries or comments about the Settlement may be directed to the attention of Plaintiffs’

Lead Counsel as follows:

Michael J. Barry
Grant & Eisenhofer P.A.
1201 N. Market Street
Wilmington, DE 19801
302-622-7000
VIII. SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing, which will be held on December 23, 2009 at 12:30 p.m., in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (a) determine whether the preliminary certifications discussed herein should be made final; (b) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (c) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (d) consider the application of counsel to the Plaintiffs for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement or the application of counsel to the Plaintiffs for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.
     The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

IX. RIGHT TO APPEAR AND OBJECT
     Any Class member who (a) objects to the: (i) Settlement, (ii) Class action determination, (iii) adequacy of representation by the Plaintiffs and their counsel, (iv) dismissal of the Action, (v) judgment to be entered in the Action, and/or (vi) request by counsel for the Plaintiffs for fees and reimbursement of costs and expenses in the Action; or (b) otherwise wishes to be heard, may appear in person or by his or her or its attorney at the Settlement Hearing. If you want to do so, however, you must, not later than December 14, 2009, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (i) a written notice of intention to appear, (ii) proof of your membership in the Class, (iii) a statement of your objections to any matters before the Court, and (iv) the grounds thereof or the reasons for your desiring to appear and be heard, as well as documents or writings you desire the Court to consider. Also, on or before the date you file such papers, you must serve them by hand or overnight courier upon each of the following attorneys of record:

Michael J. Barry
Grant & Eisenhofer P.A.
1201 N. Market Street
Wilmington, DE 1980I

Robert S. Saunders
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Wilmington, DE 19899-0636

R. Judson Scaggs, Jr.
Morris, Nichols, Arsht & Tunnell LLP
1201 N. Market Street
Wilmington, DE 19801

Blake Rohrbacher
Richards, Layton & Finger, P.A.
One Rodney Square
920 N. King Street
Wilmington, DE 19801

     Any Class member who does not object to the Settlement, the Class action determination, or the request by counsel for the Plaintiffs for an award of attorneys’ fees or expenses need not do anything at this time.
     Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the Class action determination or the judgment to be entered in the Action, or otherwise to be heard, except by serving and filing written objections as described above.
     Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.
X. INTERIM INJUNCTION
     Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any claim related, directly or indirectly, to any Settled Claims, against any of the Released Persons.
XI. ORDER AND FINAL JUDGMENT OF THE COURT
     If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the parties will ask the Court to enter an Order and Final Judgment, which will, among other things:
1.	approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Class, pursuant to Court of Chancery Rule 23(e);
2.	authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided herein; and

3.	dismiss the Action with prejudice on the merits and release Defendants, and each of them, and all the Released Persons from the Released Claims.
XII. NOTICE TO THOSE HOLDING STOCK FOR THE BENEFIT OF OTHERS
     Brokerage firms, banks and/or other persons or entities who held shares of the Company’s common stock for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to:

Corporate Secretary
Builders FirstSource, Inc.
2001 Bryan Street
Suite 1600
Dallas, TX 75201
XIII. SCOPE OF THE NOTICE
     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court files in the Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to counsel for the Class Plaintiffs:

Michael J. Barry
Grant & Eisenhofer P.A.
1201N. Market Street
Wilmington, DE 19801
302-622-7000

DO NOT WRITE OR TELEPHONE THE COURT.
Dated: November 6, 2009

BY ORDER OF THE COURT
/s/ Kenneth J. Lagowski
Register in Chancery

EXHIBIT A
BUILDERS FIRSTSOURCE, INC.
PROPOSED RECAPITALIZATION
I. Rights Offering

Structure and Consideration	Distribution to stockholders of subscription rights to subscribe for and purchase up to an aggregate of $205 million of common stock (the “Rights Offering”).

	•	Subscription price of $3.50 per share (the “Subscription Price”).

	•	Offering will be open for at least thirty (30) days.

	•	Over-subscription privilege for all stockholders (other than JLL and Warburg Pincus) allows such participating stockholders to subscribe for and purchase, on a pro rata basis, shares not subscribed for by other stockholders.

	•	Rights will be transferable.

Use of Proceeds	The first $75 million of proceeds from the Rights Offering or under the Backstop (described below) will be used for general corporate purposes and to pay all fees and expenses of the transaction.

The remaining proceeds from the Rights Offering will be used in the exchange of outstanding Second Priority Senior Secured Floating Rate Notes due 2012 issued by the Company (the “Notes”), as described below.

Backstop Commitment	JLL and Warburg Pincus will agree to the following backstop arrangement:

	•	To the extent the proceeds of the Rights Offering are less than $75 million, JLL and Warburg Pincus will purchase for cash shares not subscribed for in the Rights Offering so that the total proceeds of the Rights Offering equal $75 million (the “Backstop”); and

	•	To the extent the Rights Offering is not fully subscribed, JLL and Warburg Pincus will agree to exchange an aggregate principal amount of Notes held indirectly by them to the extent of such deficiency (but not to exceed $98 million aggregate principal amount of Notes) for common stock of the Company, at. a conversion price equal to the Subscription Price, subject to the rights of other holders of Notes to participate in such exchange.
II. Debt Exchange

Structure and Consideration	Participating holders of Notes who are accredited investors may elect to exchange, at par, issued and outstanding Notes (i) for up to $145 million aggregate principal amount of New Notes (as defined below), as that amount may be reduced by proviso (x) below, (ii) for up to $130 million in cash (as that amount may be reduced by provisos (y) and (z) below) or (iii) for a combination of New Notes and cash, with all exchanging holders of Notes prorated to the extent of any oversubscription; provided, however, that, (x) to the extent that less than 100% of the outstanding Notes are validly submitted for exchange in the Debt Exchange, then the amount of New Notes available for exchange in the Debt Exchange shall be reduced on a dollar-for-dollar basis by the aggregate principal amount of Notes that are not so tendered, (y) if the Rights Offering is not fully subscribed, holders of Notes may elect to exchange their Notes for common stock of the Company at an exchange price equal to the Subscription Price, to the extent of such deficiency, on a pro rata basis and (z) to the extent that the aggregate principal amount of the Notes so converted is less than the full amount of the deficiency, then all exchanging holders will receive a pro rata portion of common stock, to the extent of the remaining deficiency, in exchange for their Notes, at an exchange price equal to the Subscription Price (the “Debt Exchange”).

The Debt Exchange will be conducted through private exchanges pursuant to Section 4(2) of the Securities Act.

Minimum Exchange Condition	Holders of no less than 95% of the outstanding aggregate principal amount of Notes must participate in the Debt Exchange.

Consent Solicitation	Consent solicitation seeking consents to proposed amendments to the Indenture, dated as of February 11, 2005 (the “Old Indenture”), governing the Notes that would eliminate certain restrictive covenants and release all of the collateral from the liens securing the Notes.
III. Conditions to the Recapitalization

Stockholder Approval	JLL and Warburg Pincus will commit to exchange all of their Notes in the Debt Exchange and to vote their shares in favor of the issuance of shares in connection with the transactions contemplated by this term sheet.

The Company will hold, and solicit proxies for, a special meeting of its stockholders for the purpose of approving the issuance of shares in connection with the transactions contemplated by this term sheet.

2

General Conditions	The Debt Exchange and Rights Offering will each be conditioned on the consummation of each of the other transactions.

Since June 30, 2009, the Company shall have been operated in the ordinary course of business consistent with past practice, and there shall not have occurred any material adverse effect upon the Company’s business or results of operations.

A registration statement relating to the Rights Offering and a shelf registration statement for the new notes and shares issued in the debt exchange shall have been declared effective by the Securities and Exchange Commission, and no stop order shall have been issued.

Stockholders shall have approved the transactions contemplated by this term sheet as required by the rules of The Nasdaq Stock Market.

Other customary conditions will apply, including receipt of any required regulatory or third-party approvals.

Other	JLL and Warburg Pincus shall have entered into a registration rights agreement with the Company.

The Company will provide JLL and Warburg Pincus with rights customarily provided to backstop providers, including keeping JLL and Warburg Pincus apprised, on a current basis during the Debt Exchange and the Rights Offering, as to the results thereof.

The Company shall pay the fees and expenses incurred by JLL and Warburg Pincus in connection with the transactions contemplated by this term sheet.

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IV. New Second Lien Notes (“New Notes”)

Issuer	Builders FirstSource, Inc.

Guarantors	All wholly owned domestic subsidiaries of the Issuer that currently guarantee the existing Notes of the Issuer.

Principal	No more than $145.0 million.

Maturity	February 15, 2016 (the “Maturity Date”). All obligations then outstanding under the New Notes shall be payable in full on the Maturity Date.

Interest Rate	3-month LIBOR (with a 3.0% floor) plus 10.0%.

Payable quarterly on the 15th of February, May, August, and November of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Default Rate	Additional 2.00%

Amortization	None.

Optional Prepayments	Prior to February 15, 2011	105%

	After February 15, 2011, and prior to February 15, 2012	102.5%

	After February 15, 2012, and prior to February 15, 2013	101%

	After February 15, 2013	100%

Offer to Purchase with Asset Sale Proceeds	Same as set forth in the Old Indenture.

Collateral	All amounts owed in connection with the New Notes shall be secured by a perfected, second priority lien on and security interest in all of the Collateral (as defined in the Old Indenture); provided that, for the avoidance of doubt, the Collateral shall not include “securities” of any of the Company’s “affiliates” (as the terms “securities” and “affiliates) are used in Rule 3-16 of Regulation S-X under the Securities Act).

Collateral Trust Fee	TBD

Covenants	Same as set forth in the Old Indenture; provided that (i) the definition of Borrowing Base shall be modified to give pro forma credit for any accounts and inventory acquired since the last quarterly financials, (ii) the basket under Section 4.09(b)(1)(A) shall be reduced from $375 million to the sum of (y) the Borrowing Base (as defined in the Old Indenture) and (z) $75 million, and (iii) the Issuer shall be permitted (y) to refinance any remaining Notes with debt which is secured on a pari passu basis with the New Notes; and (z) to issue additional New Notes in exchange for any Notes outstanding following the closing of the Debt Exchange pursuant to and under the new indenture that will govern the New Notes (and, for purposes of clarity, such additional New Notes will be secured on a pari passu basis with the other New Notes).

Events of Default	Same as set forth in the Old Indenture.

Closing Date	The effective date of the Recapitalization.

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Allocation	The New Notes will be issued as part of the contemplated Recapitalization.

Conditions Precedent to Closing	Satisfaction of all conditions to the closing of the Debt Exchange and the Rights Offering.

Registration Rights	A resale shelf registration statement covering sales of the New Notes and shares of Common Stock received in the Debt Exchange will be effective prior to closing.
This term sheet is a non-binding statement of interest. Notwithstanding anything in this term sheet that may be deemed to the contrary, unless and until any definitive agreements are executed and delivered by the parties providing for the recapitalization (and subject to the terms and conditions set forth therein), no party or person is under any obligation of any kind whatsoever with respect to this term sheet, any matter referred to in this term sheet, or any oral or other expression with respect or relating to the foregoing.

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